Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as the Principal Executive Officer of CAMAC Energy Inc. (the “Company”), that the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: August 11, 2014	/s/ Dr. Kase Lukman Lawal
Dr. Kase Lukman Lawal
Chief Executive Officer (Principal Executive Officer)